Exhibit 99.1
For Immediate Release
Starwood Property Trust Reports Results for
Quarter Ended March 31, 2023
– Quarterly GAAP Earnings of $0.16 and Distributable Earnings (DE) of $0.49 per Diluted Share –
– Undepreciated Book Value Per Share of $21.37 –
– LNR Affirmed by Fitch at CSS1, Only Special Servicer Carrying Highest Rating –
– Repaid $250 Million April 2023 Convertible Notes Subsequent to Quarter End –
– Paid Dividend of $0.48 per Share –
GREENWICH, Conn., May 4, 2023 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended March 31, 2023. The Company’s first quarter 2023 GAAP net income was $52.0 million, and Distributable Earnings (a non-GAAP financial measure) was $157.2 million.

“Our business model has continued to evolve since our inception in 2009. We have built a diversified enterprise on both sides of the balance sheet that would perform well in normal markets and outperform in volatile ones. This model is supported by one of the lowest leverage ratios in our sector at 2.5x and $1.5 billion of unrealized gains in our owned property portfolio, giving us tremendous flexibility. We are extremely proud of how the Company has performed throughout cycles since inception. Since that time, we have diversified our business model with more than 40% of our distributable earnings coming from sources other than commercial lending,” commented Barry Sternlicht, Chairman and CEO of Starwood Property Trust.

“During the quarter, in light of the market conditions, our new investing was concentrated in infrastructure lending, which comprised 73% of our new origination activity. Our best-in-class balance sheet remains one of our key competitive advantages. In addition to $4.2 billion of unencumbered collateral and $3.4 billion of owned property, we also have $25.6 billion of financing capacity diversified across 25 lenders and over 40 facilities, of which $8.3 billion is undrawn,” added Jeffrey DiModica, President of Starwood Property Trust.

Supplemental Schedules
The Company has published supplemental earnings schedules on its website in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. Specifically, these materials can be found on the Company’s website in the Investor Relations section under “Quarterly Results” at www.starwoodpropertytrust.com.

Webcast and Conference Call Information
The Company will host a live webcast and conference call on Thursday, May 4, 2023, at 10:00 a.m. Eastern Time. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The webcast is available at www.starwoodpropertytrust.com in the Investor Relations section of the website. The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in.
To Participate via Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9039
International: 1-201-689-8470

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13736883
The playback can be accessed through May 18, 2023.
About Starwood Property Trust, Inc.
Starwood Property Trust (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is a leading diversified finance company with a core focus on the real estate and infrastructure sectors. As of March 31, 2023, the Company has successfully deployed over $94 billion of capital since inception and manages a portfolio of over $28 billion across debt and equity investments. Starwood Property Trust’s investment objective is to generate attractive and stable returns for shareholders, primarily through dividends, by leveraging a premiere global organization to identify and execute on the best risk adjusted returning investments across its target assets. Additional information can be found at www.starwoodpropertytrust.com.
Forward-Looking Statements
Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are developed by combining currently available information with our beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, completion of pending investments and financings, continued ability to acquire additional investments, competition within the finance and real estate industries, availability of financing, the severity and duration of economic disruption caused by the COVID-19 global pandemic (including the variants and resurgences) and other risks detailed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as other risks and uncertainties set forth from time to time in the Company’s reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.
In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com.

Contact:
Zachary Tanenbaum
Starwood Property Trust
Phone: 203-422-7788
Email: ztanenbaum@starwood.com

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations by Segment
For the three months ended March 31, 2023
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Revenues:
Interest income from loans	$375,601	$54,760	$—	$547	$—	$430,908	$—	$430,908
Interest income from investment securities	32,521	1,338	—	22,785	—	56,644	(38,007)	18,637
Servicing fees	159	—	—	9,834	—	9,993	(2,737)	7,256
Rental income	1,981	—	23,695	6,613	—	32,289	—	32,289
Other revenues	344	216	103	383	278	1,324	—	1,324
Total revenues	410,606	56,314	23,798	40,162	278	531,158	(40,744)	490,414
Costs and expenses:
Management fees	218	—	—	—	39,322	39,540	—	39,540
Interest expense	226,393	32,818	12,599	7,429	56,272	335,511	(210)	335,301
General and administrative	11,893	3,964	952	20,047	5,252	42,108	—	42,108
Acquisition and investment pursuit costs	207	8	—	54	—	269	—	269
Costs of rental operations	2,451	—	5,549	3,666	—	11,666	—	11,666
Depreciation and amortization	1,631	30	8,108	2,647	—	12,416	—	12,416
Credit loss provision, net	30,790	12,404	—	—	—	43,194	—	43,194
Other expense	832	—	—	16	—	848	—	848
Total costs and expenses	274,415	49,224	27,208	33,859	100,846	485,552	(210)	485,342
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	—	41,138	41,138
Change in fair value of servicing rights	—	—	—	(50)	—	(50)	354	304
Change in fair value of investment securities, net	14,866	—	—	(14,459)	—	407	(325)	82
Change in fair value of mortgage loans, net	8,262	—	—	639	—	8,901	—	8,901
Income from affordable housing fund investments	—	—	12,965	—	—	12,965	—	12,965
Earnings (loss) from unconsolidated entities	939	1,740	—	679	—	3,358	(633)	2,725
Gain on sale of investments and other assets, net	—	—	—	190	—	190	—	190
(Loss) gain on derivative financial instruments, net	(34,363)	(51)	(1,217)	(3,467)	6,270	(32,828)	—	(32,828)
Foreign currency gain, net	14,930	75	14	—	—	15,019	—	15,019
Loss on extinguishment of debt	(61)	—	—	—	—	(61)	—	(61)
Other loss, net	(2,541)	—	—	—	—	(2,541)	—	(2,541)
Total other income (loss)	2,032	1,764	11,762	(16,468)	6,270	5,360	40,534	45,894
Income (loss) before income taxes	138,223	8,854	8,352	(10,165)	(94,298)	50,966	—	50,966
Income tax benefit	6,557	46	—	2,192	—	8,795	—	8,795
Net income (loss)	144,780	8,900	8,352	(7,973)	(94,298)	59,761	—	59,761
Net income attributable to non-controlling interests	(3)	—	(6,978)	(806)	—	(7,787)	—	(7,787)
Net income (loss) attributable to Starwood Property Trust, Inc.	$144,777	$8,900	$1,374	$(8,779)	$(94,298)	$51,974	$—	$51,974

Definition of Distributable Earnings
Distributable Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT. For the Company’s purposes, Distributable Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs from successful acquisitions, depreciation and amortization of real estate and associated intangibles, any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period and, to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors. Refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 for additional information regarding Distributable Earnings.
Reconciliation of Net Income to Distributable Earnings
For the three months ended March 31, 2023
(Amounts in thousands except per share data)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$144,777	$8,900	$1,374	$(8,779)	$(94,298)	$51,974
Add / (Deduct):
Non-controlling interests attributable to Woodstar II Class A Units	—	—	4,691	—	—	4,691
Non-controlling interests attributable to unrealized gains/losses	—	—	(263)	(2,798)	—	(3,061)
Non-cash equity compensation expense	2,087	312	74	1,595	6,868	10,936
Management incentive fee	—	—	—	—	12,365	12,365
Acquisition and investment pursuit costs	(22)	—	(82)	—	—	(104)
Depreciation and amortization	1,742	20	8,185	2,771	—	12,718
Interest income adjustment for securities	5,220	—	—	5,420	—	10,640
Extinguishment of debt, net	—	—	—	—	(246)	(246)
Consolidated income tax benefit associated with fair value adjustments	(6,557)	(46)	—	(2,192)	—	(8,795)
Other non-cash items	3	—	352	74	—	429
Reversal of GAAP unrealized and realized (gains) / losses on:
Loans	(8,262)	—	—	(639)	—	(8,901)
Credit loss provision, net	30,790	12,404	—	—	—	43,194
Securities	(14,866)	—	—	14,459	—	(407)
Woodstar Fund investments	—	—	(12,965)	—	—	(12,965)
Derivatives	34,363	51	1,217	3,467	(6,270)	32,828
Foreign currency	(14,930)	(75)	(14)	—	—	(15,019)
(Earnings) from unconsolidated entities	(939)	(1,740)	—	(679)	—	(3,358)
Sales of properties	—	—	—	(190)	—	(190)
Recognition of Distributable realized gains / (losses) on:
Loans	(1,720)	—	—	1,763	—	43
Securities	—	—	—	(2,076)	—	(2,076)
Woodstar Fund investments	—	—	14,243	—	—	14,243
Derivatives	19,946	91	4,212	(111)	(6,529)	17,609
Foreign currency	(714)	(30)	14	—	—	(730)
Earnings (loss) from unconsolidated entities	939	(96)	—	497	—	1,340
Sales of properties	—	—	—	79	—	79
Distributable Earnings (Loss)	$191,857	$19,791	$21,038	$12,661	$(88,110)	$157,237
Distributable Earnings (Loss) per Weighted Average Diluted Share	$0.60	$0.06	$0.06	$0.04	$(0.27)	$0.49

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet by Segment
As of March 31, 2023
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Assets:
Cash and cash equivalents	$13,903	$30,948	$27,742	$16,910	$306,296	$395,799	$—	$395,799
Restricted cash	9,872	33,848	943	4,632	86,342	135,637	—	135,637
Loans held-for-investment, net	16,085,101	2,357,831	—	9,492	—	18,452,424	—	18,452,424
Loans held-for-sale	2,733,358	—	—	77,531	—	2,810,889	—	2,810,889
Investment securities	1,257,966	20,841	—	1,149,916	—	2,428,723	(1,655,836)	772,887
Properties, net	464,183	—	860,220	119,576	—	1,443,979	—	1,443,979
Investments of consolidated affordable housing fund	—	—	1,762,162	—	—	1,762,162	—	1,762,162
Investments in unconsolidated entities	24,955	48,819	—	33,178	—	106,952	(13,883)	93,069
Goodwill	—	119,409	—	140,437	—	259,846	—	259,846
Intangible assets	11,273	—	28,442	65,785	—	105,500	(38,704)	66,796
Derivative assets	90,967	219	3,025	2,408	—	96,619	—	96,619
Accrued interest receivable	171,304	8,408	967	1,356	60	182,095	(288)	181,807
Other assets	218,197	3,658	57,323	20,850	56,048	356,076	—	356,076
VIE assets, at fair value	—	—	—	—	—	—	50,526,390	50,526,390
Total Assets	$21,081,079	$2,623,981	$2,740,824	$1,642,071	$448,746	$28,536,701	$48,817,679	$77,354,380
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$154,121	$19,433	$13,601	$23,093	$67,082	$277,330	$—	$277,330
Related-party payable	—	—	—	—	39,583	39,583	—	39,583
Dividends payable	—	—	—	—	152,267	152,267	—	152,267
Derivative liabilities	21,283	146	—	—	56,978	78,407	—	78,407
Secured financing agreements, net	11,097,202	1,048,486	790,299	591,279	1,340,784	14,868,050	(21,062)	14,846,988
Collateralized loan obligations and single asset securitization, net	2,858,185	814,598	—	—	—	3,672,783	—	3,672,783
Unsecured senior notes, net	—	—	—	—	2,331,445	2,331,445	—	2,331,445
VIE liabilities, at fair value	—	—	—	—	—	—	48,838,686	48,838,686
Total Liabilities	14,130,791	1,882,663	803,900	614,372	3,988,139	21,419,865	48,817,624	70,237,489
Temporary Equity: Redeemable non-controlling interests	—	—	364,418	—	—	364,418	—	364,418
Permanent Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	—	3,197	3,197	—	3,197
Additional paid-in capital	1,702,444	631,627	(415,147)	(639,082)	4,546,667	5,826,509	—	5,826,509
Treasury stock	—	—	—	—	(138,022)	(138,022)	—	(138,022)
Retained earnings (accumulated deficit)	5,227,875	109,691	1,779,019	1,505,340	(7,951,235)	670,690	—	670,690
Accumulated other comprehensive income	19,851	—	—	—	—	19,851	—	19,851
Total Starwood Property Trust, Inc. Stockholders’ Equity	6,950,170	741,318	1,363,872	866,258	(3,539,393)	6,382,225	—	6,382,225
Non-controlling interests in consolidated subsidiaries	118	—	208,634	161,441	—	370,193	55	370,248
Total Permanent Equity	6,950,288	741,318	1,572,506	1,027,699	(3,539,393)	6,752,418	55	6,752,473
Total Liabilities and Equity	$21,081,079	$2,623,981	$2,740,824	$1,642,071	$448,746	$28,536,701	$48,817,679	$77,354,380